Exhibit 99.2
AMENDMENT TO EMPLOYMENT AND NONCOMPETION AGREEMENT
     This Amendment to Employment and Noncompetition Agreement (“Amendment”) is made this 2nd day of November, 2007, by and between William C. Brown (“Executive”) and TechTeam Global, Inc. (“Company” or “TechTeam”).
     WHEREAS, Executive and Company entered into an Employment and Noncompetition Agreement (“Employment Agreement”) on or about February 3, 2006 (attached hereto as Exhibit A);
     WHEREAS, Executive and Company have made a mutual decision that the Executive’s employment with Company will end upon the expiration of the Employment Agreement;
     WHEREAS, The Board of Directors (“Board”) intends to commence a search for a new President and Chief Executive Officer using the services of a professional search firm; and
     WHEREAS, the parties wish to enter into this Amendment reflecting their amicable resolution of all matters in relation to the end of Executive’s employment;
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained in this Amendment, Executive and Company agree as follows:
1.	Executive agrees to cooperate and assist in the search process.

2.	Executive will continue to function as President and Chief Executive Officer (collectively referred to as “CEO”) in accordance with the terms of the Employment Agreement until such time as the Board appoints a new CEO. On the date that the new CEO becomes an employee of Company (“Resignation Date”), Executive will submit his written resignation as CEO (“Resignation”) to the Chairman of the Board.

3.	Following his Resignation from his position as CEO, Executive will assist Company and the new CEO in the transition, and he will undertake appropriate duties as may be assigned to him from time to time by the Chairman of the Board, including but not limited to customer acquisition strategy and solution assessments, Business Unit project reviews and recommendations, executive personnel assessments and general consultative initiatives.

4.	Thereafter, in consideration for his continuing performance of assigned duties and entry into the release set forth in Exhibit B:
a.	Executive will continue to receive his Base Salary, in accordance with Paragraph 2(b)(i) of the Employment Agreement, through February 15, 2009;
b.	Executive’s equity grants set forth in Paragraphs 2(b)(iii) and (iv) of the Employment Agreement, and all other equity awards (including but not limited to the LTIP restricted stock award granted for fiscal year 2007) that have been granted to Executive during the Employment Period (as such term is defined under the Employment Agreement) shall remain in effect and shall be modified in the following way: (a) all unvested equity grants as of the Resignation Date shall become immediately vested on the Resignation Date, and (b) Executive will have until February 15, 2010 to exercise any and all rights he may have to the stock options; and

c.	Executive’s bonus for fiscal year 2007 will be processed in accordance with the terms of the Annual Incentive Plan. For fiscal year 2008, Executive will be eligible for a cash bonus in an amount set in the discretion of the Board, but which shall be not less than $75,000.
5.	Executive and Company will fully cooperate in notifying TechTeam employees, investors, analysts, press and applicable government agencies about this mutual decision.

6.	If following the Resignation Date the Executive shall cease to be eligible to participate in the Company’s Savings and Retirement Plans or Welfare and Benefits Plans as set forth in Paragraphs 2(b) (vi) and (vii) of the Employment Agreement, such benefits shall cease in accordance with the terms of those plans. At the time Executive is no longer eligible for medical insurance coverage, Executive will be provided with notice of his rights under COBRA, and Company will pay the applicable COBRA premium for Executive for 18 months, or until Executive becomes qualified for subsequent coverage, whichever occurs first.

7.	Company and Executive agree Subsection 4(b) of the Employment Agreement is modified to read as follows:
“Executive agrees not to utilize his knowledge of the business of Company or his relationships with investors, suppliers, customers, clients, or financial institutions to compete with Company in any business the same as, or similar to, the business conducted by Company while he is an employee of Company. Executive agrees to not:
1.	Work for, consult with, provide any services to or provide any information to any firm or entity or person that competes with, or engages in, or carries on any aspect of Company’s primary service lines in competition with Company until the earliest of (i) the end of the one (1) year period immediately following the Resignation Date, (ii) the end of the one (1) year period immediately following the termination of Executive’s employment with Company or (iii) July 31, 2009; and

2.	Directly or indirectly, assist, promote or encourage any employees or clients of Company to terminate or discontinue their relationship with Company during the two (2) year period immediately following the termination of Executive’s employment with Company.”
8.	The financial obligations, as set forth herein, shall remain in effect until February 15, 2009, unless Executive materially breaches the terms of the Employment Agreement or the terms of this Amendment. In case of such material breach, Company shall notify Executive in writing of such breach and provide a reasonable time under the circumstances for Executive to cure such breach. The termination of Executive’s employment with the Company by Executive at any time following the Resignation Date shall not be a breach of the Employment Agreement by Executive.

9.	Executive shall remain on the Board as a Director for his current appointed term, ending May 21, 2008. Executive will be considered as a potential nominee to be a Director for the subsequent term.

10.	Company shall indemnify Executive and hold him fully harmless, to the maximum extent set forth in the Company’s Bylaws, against all costs, charges and expenses (including attorneys’ fees) incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party, brought by any member of or investor in Company and/or its subsidiaries or affiliates directly or derivatively or by any third party by reason of any act or omission by him as an officer, director, employee, agent, representative or otherwise of Company, its subsidiaries or affiliates; provided that in no event will this indemnification apply to any act of willful misconduct or gross negligence.

11.	Company agrees that it will take any and all necessary action, or refrain from taking any action, so that all compensation and benefits paid or provided to Executive by Company will fully conform and comply with Internal Revenue Code Section 409A (“Section 409A”) so that Executive will never to subject to tax under Section 409A.

12.	In exchange for the consideration set forth in this Amendment, at the time of his Resignation, Executive agrees to execute the release attached here to as Exhibit B.

13.	This Employment Agreement as revised by this Amendment constitutes the entire agreement between Executive and Company and supersedes all prior agreements, negotiations, and discussions between the parties with respect to the subject matter contained herein. There are no other agreements modifying these terms. Any further modification to the Employment Agreement or this Amendment must be made in writing and signed by Executive and a duly authorized representative of Company and must specifically refer to and expressly change the Employment Agreement or this Amendment.

14.	This Amendment is binding on and shall inure to the benefits of the parties their heirs, officers, directors, employees, representatives, shareholders, successors, and assigns.

15.	If any provision of this Amendment is ruled to be invalid, unenforceable, or illegal, Company and Executive agree that the rest of this Amendment will remain enforceable and that the Amendment will be construed as if it never contained the invalid, unenforceable, or illegal provision.

16.	The laws of the State of Michigan govern the interpretation, construction, and application of this Amendment, except if applicable federal law provides differently.

TechTeam Global, Inc.		William C. Brown, Executive

By:	/s/ Alok Mohan	/s/ William C. Brown

Its:	Chairman	Date:	November 2, 2007

Date:	November 2, 2007

EXHIBIT A
EMPLOYMENT AND NONCOMPETITION AGREEMENT
THIS AGREEMENT is entered into by and between TechTeam Global, Inc. (the “Company”), and William C. (“Chris”) Brown (the “Executive”), effective as of February 3, 2006.
1. Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on February 16, 2006 (the “Commencement Date”) and ending on February 15, 2009, unless earlier terminated as provided herein (the “Employment Period”).
2. Terms of Employment.
a) Position and Duties.
(i) During the Employment Period, the Executive shall serve as Company’s President and Chief Executive Officer or in any other capacity assigned to him by the Board of Directors (“the Board”). Executive shall report to the Chairman of the Board.
(ii) During the Employment Period, Executive agrees to devote his full attention and time to the business and affairs of the Company and to use the Executive’s best efforts to: (A) perform such responsibilities in a professional manner, (B) promote the interests of the Company and its subsidiaries, (C) discharge the executive and administrative duties, not inconsistent with his position, as may be reasonably assigned to him by the Board, and (D) serve, without additional compensation, as a director of the Company if elected.
(iii) At all times, Executive agrees that he has read and will abide by, any employee handbook, policy, or practice that the Company has or adopts with respect to its employees generally, except as modified by this Agreement.
b) Compensation.
(i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary (“Annual Base Salary”) of $384,000.00. The Annual Base Salary may be revised from time to time. The Annual Base Salary shall be paid in accordance with the Company’s normal payroll practices for senior executives subject only to such payroll and withholding deductions as are required by law.
(ii) Signing Bonus. The Executive will be paid a one time signing bonus in the amount of $125,000.00 upon assumption of his duties. In the event Executive’s employment is terminated by the Company for cause (as defined in paragraph 3(c) herein) within the first year of the Executive’s employment or the Executive chooses to terminate his employment without cause (pursuant to paragraph 3(d) herein) within the first year of Executive’s employment, then Executive will be obligated to return to the Company the $125,000 signing bonus.
(iii) Stock Options. Executive will be granted 125,000 options at market price. The option price will be market price at close on the date Executive executes this Agreement. These options shall vest as follows: 50,000 shares shall vest immediately upon grant; 40,000 shares shall vest after one year of employment; and 35,000 shares shall vest after two years of employment. In the event Executive’s employment terminates other than for cause by the Company pursuant to paragraph
3(c), all options shall immediately vest. The options shall have a ten (10) year exercise period from the date they are granted, and shall be subject to the terms and conditions of the Company’s Incentive Stock and Awards Plan.
(iv) Restricted Shares. Executive will be issued 25,000 restricted shares upon assumption of his duties, to vest at the rate of 25% per year.

(v) Annual Incentive Plan and Long Term Incentive Plan. The Executive will participate in the Company’s Annual Incentive Plan and Long Term Incentive Plan. The Executive shall be entitled to any bonuses awarded pursuant to the provisions of such plans, and will be guaranteed a minimum bonus of $185,000.00 under the Annual Incentive Plan for fiscal year 2006..
(vi) Savings and Retirement Plans. During the Employment Period, the Executive shall be eligible to participate in all savings and retirement plans, practices, policies and programs to the extent applicable generally to other executives of the Company in accordance with the provisions of those plans.
(vii) Welfare and Other Benefits Plans. During the Employment Period, the Executive and the Executive’s eligible family members shall be entitled to participate in all benefit and executive perquisites under welfare, fringe and other similar benefit plans, practices, policies and programs which may be provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company.
(viii) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred and submitted by the Executive in accordance with the policies of the Company.
(ix) Company Car. The Company will provide Executive with a suitable Company-leased automobile or comparable car allowance up to $500 toward the cost of acquiring or leasing and maintaining a car for use in connection with the Executive’s performance of services hereunder during the transition period.
(x) Relocation Expenses. In order to assist Executive’s transition into the Company and the Detroit community, the Company will lease an appropriate residence (2 bedroom and 2 full bath apartment in the $2,500 to $3,000 per month range) in the vicinity of the Company’s headquarters. Executive will be reimbursed for periodic travel to his Boston residence.
3. Termination of Employment.
The Executive’s employment may be terminated upon the occurrence of any event set forth below.
a) Expiration of Employment Period. Executive’s employment shall terminate upon the expiration of the Employment Period or any extension thereof.
b) Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period. If the Company determines in good faith that the Disability (as defined below) of the Executive has occurred during the Employment Period, it may give to the Executive written notice of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the thirtieth day after receipt of such notice by the Executive. For purposes of this Agreement, “Disability” shall mean the Executive’s inability to perform his normal duties for the Company for three months or more during any twelve month period.
c) By Company With Cause. The Company may terminate the Executive’s employment for “Cause.” For purposes of this Agreement, “Cause” shall mean:

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(i) any material breach of this Agreement by the Executive, which breach is not remedied within thirty (30) days after written notice thereof, specifying the nature of such breach in reasonable detail, is given by the Board to the Executive,
(ii) Executive’s conviction of a felony or other crime involving moral turpitude, any act or omission by the Executive during the Employment Period involving willful malfeasance or gross negligence in the performance of his duties hereunder, and/or
(iii) Executive’s failure to follow the reasonable instructions given in good faith by the Board, which failure is not remedied within thirty (30) days after written notice thereof specifying the details of such conduct is given by the Board to the Executive.
In the event of a termination for cause, the Executive shall not be entitled to any further compensation or benefits other than base pay through the date of termination and any benefits that have vested as of the date of termination under applicable plan documents.
d) Without Cause. This Agreement may be terminated by either the Company or the Executive, without Cause upon 90 days notice. If the Executive is terminated by the Company without cause prior to February 15, 2009, the Executive will be entitled to his pay and benefits as set forth herein through February 15, 2009, except that Executive shall not be entitled to participate further in the Long Term Incentive Plan or the Annual Incentive Plan.
In the event Executive exercises his right to terminate this Agreement without cause, the Executive shall not be entitled to any further compensation or benefits other than base pay through the date of termination and any benefits that have vested as of the date of termination under applicable plan documents.
e) By Executive With Cause. The Executive may terminate this Agreement for cause by giving thirty (30) days written notice to the Company of his belief that a factual basis constituting cause (as defined below) exists for terminating the employment relationship, and requesting that the Company, within the thirty (30) day correction period, take measures to correct this situation. Such notice must cite to this paragraph 3(e) to be effective. If the Company fails to take corrective measures by the end of the thirty (30) day correction period, Executive may then terminate this Agreement, upon expiration of the thirty (30) day correction period, with ten (10) days notice of his intent to do so. For purposes of this paragraph, the term “cause” means: (i) the Company’s failure to provide compensation as set forth in this Agreement, or (ii) the Company’s material breach of a provision of this Agreement which renders Executive’s performance impossible. If the Executive terminates this Agreement with cause prior to February 15, 2009, the Executive will be entitled to his pay and benefits as set forth herein through February 15, 2009, except that Executive shall not be entitled to participate further in the Long Term Incentive Plan and the Annual Incentive Plan.
f) Date of Termination. “Date of Termination” or “Termination Date” means the effective date of termination determined in accordance with the provisions of this Paragraph 3.
4. Confidential Information; Noncompetition.
a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive’s employment by the company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process (provided the Company has been given notice of an opportunity to challenge or limit the scope of disclosure purportedly so required), communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

b) Executive agrees not to utilize his knowledge of the business of the Company or his relationships with investors, suppliers, customers, clients, or financial institutions to compete with the Company in any business the same as, or similar to, the business conducted by the Company during the term of this Agreement. Executive also agrees that unless his employment is terminated by the Executive for cause pursuant to paragraph 3(e), he will not:
1. Work for, consult with, provide any services to or provide any information to any firm or entity or person that competes with, or engages in, or carries on any aspect of the Company’s business services in competition with the Company within a one (1) year period following his Termination Date; and
2. Directly or indirectly, assist, promote or encourage any employees or clients of the Company to terminate or discontinue their relationship with the Company for at least a two (2) year period following his Date of Termination.
c) Executive acknowledges that his services hereunder are of a special, unique, and intellectual character and his position with the Company places him in a position of confidence and trust with customers, suppliers, and employees of the Company. The Executive further acknowledges that to perform his position, he will necessarily be given access to confidential information of the Company. Executive will continue to develop personal relationships with the Company’s customers, financiers, suppliers, and employees. The parties expressly agree that these provisions are reasonable, enforceable, and necessary to protect the Company’s interests. In the unlikely event, however, that a court of competent jurisdiction was to determine that any portion of such provisions is unenforceable, then the parties agree that the remainder of the provisions shall remain valid and enforceable to the maximum extent possible.
d) The Executive agrees that it would be difficult to measure damages to the Company from any breach of the covenants contained in this Paragraph 4, but that such damages from any such breach would be great, incalculable and irremediable, and that money damages would be an inadequate remedy. Accordingly, the Executive agrees that the Company may have specific performance of these provisions in any court of competent jurisdiction. The parties agree, however, that the specific performance remedies described above shall not be the exclusive remedies, and the Company may enforce any other remedy or remedies available to it either in law or in equity including, but not limited to, temporary, preliminary, and/or permanent injunctive relief.
5. Successors.
a) This Agreement is personal to the Executive and shall not be assignable by the Executive.
b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
6. Arbitration.
The parties agree that any dispute, claim, or controversy based on common law, equity, or any federal, state, or local statute, ordinance, or regulation (other than workers’ compensation claims or disputes relating to Section 4 of this Agreement) arising out of or relating in any way to the Executive’s employment, the terms, benefits, and conditions of employment, or concerning this Agreement or its termination and any resulting termination of employment, including whether such a dispute is arbitrable, shall be settled by arbitration in Southfield, Michigan. This agreement to arbitrate includes but is not limited to all claims for any form of illegal discrimination, improper or unfair treatment or dismissal, and all tort claims. The Executive will still have a right to file a discrimination charge with a federal or state agency, but the final resolution of any discrimination claim will be submitted to arbitration instead of a court or jury. The arbitration proceeding will be conducted under the employment dispute resolution arbitration rules of the American Arbitration Association in effect at the time a demand for arbitration under the rules is made. The decision of the arbitrator(s), including determination of the amount of any damages suffered, will be exclusive, final, and binding on all parties, their heirs, executors, administrators, successors and assigns. With the exception of claims arising under federal or state anti-discrimination laws, for which the Company shall pay the arbitrator’s fee, each party will bear its own expenses in the arbitration for arbitrators’ fees and attorneys’ fees, for its witnesses, and for other expenses of presenting its case. Other arbitration costs, including administrative fees and fees for records or transcripts, will be borne equally by the parties. Notwithstanding anything in this Section to the contrary, if the Executive prevails with respect to any dispute submitted to arbitration under this Section, the Company will reimburse or pay all legal fees and expenses that the Executive may reasonably incur as a result of the dispute. Judgment upon the award of an arbitrator may be entered by any court of competent jurisdiction.
7. Miscellaneous.
a) This Agreement shall be governed by and construed in accordance with the laws of Michigan, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.
b) All notices and other communications hereunder shall be in writing and shall be deemed to be received when (i) hand delivered (with written confirmation of receipt), (ii) when received by the addressee, if sent by nationally recognized overnight delivery service (receipt requested) in each case to such address as a party may designate by notice to the other party.
c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
d) This Employment Agreement may be executed through the use of separate signature pages or in any number of counterpart copies and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties.
e) The provisions of this Agreement contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and shall supersede all prior agreement, negotiations, correspondence, undertakings and communications of the parties, either oral or written, with respect to such subject matter.
IN WITNESS WHEREOF, the Executive has executed this Agreement and, subject to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on behalf, as of the Commencement Date.

Date: February 3, 2006	/s/ William C. Brown
William C. ("Chris") Brown
"Executive"

Date: February 3, 2006	TECHTEAM GLOBAL, INC.
	By:	/s/ Kim A. Cooper
Kim A. Cooper,
Chairman of Board of Directors

EXHIBIT B
RELEASE
     This Release (“Release”) is between William C. Brown (“Employee”) and TechTeam Global, Inc., (“Employer”).
RECITALS
     WHEREAS, Employer employed Employee as President and Chief Executive Officer under the Employment and Noncompetition Agreement dated February 3, 2006, which was amended on November ___, 2007 pursuant to the Amendment of Employment and Noncompetition Agreement (“Amendment”); and
     WHEREAS, under the terms of the Amendment, Employee agreed to resign as President and Chief Executive Officer effective with the retention of his successor; and
     WHEREAS, the parties agreed in the Amendment that Employee would execute a release of claims contemporaneous with his resignation;
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained in this Release and the Amendment, which is greater than the Employee was otherwise entitled to, Employee and Employer agree as follows:
     Employee hereby releases, waives, and discharges Employer, (“Employer” for purposes of this Paragraph shall include the Employer’s current and former officers, directors, employees, parents, partners, subsidiaries, divisions, employees, representatives, attorneys, successors, agents, assigns, affiliates and related entities), from any causes of action, claims, damages, attorney fees, or any other liabilities or claims arising under or in connection with his employment with the Employer, whether in law or in equity, known or unknown, that he has, may have, or may have had against Employer. These waivers, releases, and discharges constitute a general release, extinguish any claims, preclude any litigation by Employee against Employer based on anything that occurred on or before the date on which Employee signs this Release, and are effective to the fullest extent permitted by law. This means that Employee gives up, to the fullest extent permitted by law, any right to file any lawsuit or any complaint with any government agency or court of law against Employer about anything arising in the course of Employee’s employment or the termination of Employee’s employment under any local, state or federal statute, ordinance or regulation, including, but not limited to, the Age Discrimination in Employment Act, 29 USC Sec. 621 et seq., the Employment and Noncompetition Agreement, and under the common law. Employee understands that the only claims that Employee is not waiving and releasing are for the consideration that Employee will receive under this Release and any claims that, as a matter of law, cannot be released and waived, including any fully vested benefits under Employer’s retirement plans and any other fully vested benefits to which Employee would be entitled under Employer’s current benefit plans.

     Employee does not waive claims: (i) to indemnification by Employer; (ii) to compensation and benefits under the Employment and Noncompetition Agreement, the Amendment, or any plan, program, agreement or arrangement between him and Employer, or (iii) which arise after the Effective Date of this Release.
     Employer has advised Employee in writing to consult with an attorney of Employee’s choice before signing this Release. Employee has had a sufficient amount of time totaling at least twenty-one (21) days to consider the terms of this Release, and to decide whether to accept it. Employee may voluntarily and knowingly sign, but is not required to sign, this Release before the end of the twenty-one (21) day period. Employee and Employer agree that Employer has made no promises, inducements, representations, or threats in order to cause Employee to sign this Release before the end of the twenty-one (21) day period. If Employee voluntarily and knowingly signs this Release before the end of the twenty-one (21) day period, the mandatory seven (7) day revocation period as described below will start on the date that Employee signs this Release.
     The Executive and TechTeam agree that they will not make any disparaging comments about the other. Although the parties expressly agree to the terms of this non-disparagement provision, this provision will not prohibit either party, where compelled by legal process, to testify truthfully under oath, subject to the principles of attorney/client privilege. Executive agrees that should he become compelled by law to make any statement regarding the Company or its employees, officers, or directors, that he will give written notice to the Company with sufficient time to allow the Company to protect the legal interests of the Company and/or its employees, officers or directors.
     The Employment and Noncompetition Agreement, the Amendment and this Release, constitutes the entire agreement between Employee and Employer and supersedes all prior agreements, negotiations, and discussions between the parties with respect to the subject matter contained herein. There are no other agreements modifying its terms. Any modification to this Release must be made in writing and signed by Employee and a duly authorized representative of Employer and must specifically refer to and expressly change this Release.
     This Release is binding on and shall inure to the benefits of the parties their heirs, officers, directors, employees, representatives, shareholders, successors, and assigns.
     Employee has been advised and acknowledges that he is entitled to revoke this Release within seven (7) days after signing it, and that the Release shall not become effective or enforceable until this revocation period has expired (“Effective Date”). A revocation must be in writing and either postmarked and addressed to Employer or hand delivered to Employer within seven (7) days after Employee signed this Release. Employee agrees that if a revocation is made by mail, a mailing by certified mail, return receipt requested, is recommended to show proof of mailing.
     Employee has had a full and fair opportunity to discuss all aspects of this Release with Employee’s attorney, if Employee chose to do that. Employee has carefully read this Release, understands it, and is entering it voluntarily and knowingly, which means no one is forcing or pressuring Employee to sign it.

     If any provision of this Release is ruled to be invalid, unenforceable, or illegal, Employer and Employee agree that the rest of this Release will remain enforceable and that the Release will be construed as if it never contained the invalid, unenforceable, or illegal provision.
     The laws of the State of Michigan govern the interpretation, construction, and application of this Release, except if applicable federal law provides differently.

TechTeam Global, Inc.	William C. Brown, an individual

By:

Its:	Date:

Date: